                                                                    EXHIBIT 10.1

                               E-STAMP CORPORATION

                               RETENTION AGREEMENT

            This Retention Agreement (the "Agreement") is made and entered into
effective as of                  (the "Effective Date"), by and between Robert
H. Ewald (the "Employee") and E-Stamp Corporation, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in
Section 1 below.

                                    RECITALS

            A. The Company anticipates that it will acquire Learn2com, Inc. ("Learn2") pursuant to the Agreement and Plan of Merger dated as of April 19, 2001 (the "Merger ").

            B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment after the Merger.

            C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following the Merger.

                                    AGREEMENT

            In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

            1. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

            (a) CAUSE. "Cause" shall mean (i) any commission of an act of fraud, dishonesty, misappropriation, embezzlement, or other willful or reckless misconduct with respect to the business or property of the Company which is intended to result in substantial personal enrichment of the Employee or causes material harm to the Company, (ii) Employee's conviction of, or plea of guilty or NOLO CONTENDERE to, a felony, or (iii) Employee's willful and continued failure to substantially perform his or her duties of employment after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his or her duties.

            (b) GOOD REASON, "Good Reason" shall mean, without the Employee's express written consent, (i) a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities; (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company of the Employee's base salary as in effect immediately prior to such reduction; or (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced.

            (c) TERMINATION DATE, "Termination Date" shall mean the effective date of any notice of termination delivered by one party to the other hereunder within two (2) years following the closing of the Merger.

      2. TERM OF AGREEMENT. This Agreement shall terminate upon the earlier of
(i) the date that all obligations of the parties hereto under this Agreement have been satisfied or (ii) if Employee's employment with the Company terminates for any reason prior to the closing of the Merger, the date that Employee is no longer employed by the Company.

      3. AT-WILL EMPLOYMENT. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

      4. SEVERANCE BENEFITS.

            (a) TERMINATION WITHOUT CAUSE FOLLOWING THE MERGER. If the Employee's employment with the Company is terminated by the Company without Cause or the Employee terminates his employment with the Company for "Good Reason" at any time within two (2) years after the closing of the Merger and Employee signs and does not revoke a release of claims with the Company in the form provided to Employee by the Company, Employee shall be entitled to the following severance benefits:

                  (i) Employee shall be entitled to severance pay equal to 100% of Employee's annual base salary, as in effect immediately prior to the Termination Date, less applicable withholding, payable in a lump sum within thirty (30) days of the Termination Date.

                  (ii) The Company shall pay the group health plan continuation coverage premiums for Employee tinder Title X of the Consolidated Budget Reconciliation Act of 1985, as amended, ("COBRA") through the lesser of (x) twelve (12) months from the date of Employee's termination of employment, or (y) the date upon which Employee is covered by a substantially similar plan of Employee's new employer. Employee shall notify the Company when coverage under a new employer's plan begins.

                  (iii) The Company shall immediately forgive any unpaid principal and accrued interest on any promissory note that was used by Employee to purchase Common Stock of the Company. The foregoing shall not apply to the payment of any accrued interest that is then past due under such promissory note, and shall not affect in any manner the obligations of Employee under any other loan provided by the Company to the Employee.

            (b) OTHER TERMINATION, If the Employee's employment with the Company terminates for any other reason other than as provided in Section 4(a) above, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

            (c) ACCRUED WAGES AND VACATION; EXPENSES. Without regard to the reason for, or the timing of, Employee's termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the Employee all of the Employee's accrued and unused paid time off through the Termination Date; and
(iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the Termination Date to the extent reimbursable under the Company's travel and expense reimbursement policies. These payments shall be made promptly upon termination and within the period of time mandated by law.

      5. SUCCESSORS.

            (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether director indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) EMPLOYEE'S SUCCESSORS, Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors; heirs, distributees, devisees and legatees.

      6. NOTICES.

            (a) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by US. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) NOTICE OF TERMINATION. Any termination by the Company or by the Employee shall be communicated by a notice of termination to the other party hereto given in accordance with this Section.

      7. ARBITRATION.

            (a) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law, Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (c) Employee understands that nothing in this Section modifies Employee's at-will employment status. Either Employee or the Company can terminate the employment relationship at any time, with or without Cause.

            (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION, EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS.

                  (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.'

                  (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, ET SEQ;

                  (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

      8. MISCELLANEOUS PROVISIONS.

            (a) NO DUTY TO MITIGATE. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

            (b) WAIVER. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) INTEGRATION, This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral, with respect to this Agreement.

            (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

            (e) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (f) EMPLOYMENT TAXES. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes. Employee shall be responsible for all applicable income and employment taxes in connection with the forgiveness of any debt pursuant to this Agreement.

            (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed 1n original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                                E-STAMP CORPORATION

                                        By:
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                                        Title:
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EMPLOYEE:
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                                        Signature

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                                        Robert H. Ewald
                                        Printed Name